THIS NOTE AND THE COMMON SHARES ISSUABLE UPON CONVERSION OF THIS NOTE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS. THIS NOTE AND THE COMMON SHARES ISSUABLE UPON CONVERSION OF THIS NOTE MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THIS NOTE UNDER SAID ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THAT SUCH REGISTRATION IS NOT REQUIRED.

CONVERTIBLE TERM NOTE

FOR VALUE RECEIVED, ARMADA WATER ASSETS, INC., a Nevada corporation (the “Company”), hereby promises to pay to [insert name of Purchaser] (the “Holder”), or its registered assigns or successors in interest, on order, the sum of [insert amount] Dollars ($[xxx]) (the “Principal Amount”), together with any accrued and unpaid interest hereon, on [insert date 2 years after the date of issuance] (the “Maturity Date”) if not sooner paid.

The following terms shall apply to this Note:

Article I

REPAYMENT TERMS

1.1              Interest Rate. Interest on the Principal Amount outstanding under this Convertible Term Note (“Note”) shall accrue at a rate per annum (the “Interest”) equal to ten percent (10%). Interest shall be (i) calculated on the basis of a 360 day year, and (ii) Interest alone shall be due and payable in cash via wire transfer, in arrears, commencing first on January 1, 2104 (covering the period from the date of this Note through December 31, 2013), and then on a quarterly basis on the tenth day of each consecutive calendar quarter thereafter (i.e., April 10, covering the Interest due during the first quarter; July 10, covering the Interest due during the second quarter; October 10, covering the Interest due during the third quarter and January 10, covering the Interest due during the fourth quarter) until the Maturity Date (and on the Maturity Date), whether by acceleration or otherwise (each, a “Payment Date”) unless the Holder gives the Company written notification prior to the due date thereof that it desires for a particular quarter’s interest payment to be added to the principal amount outstanding under this Note and paid on the Maturity Date. Overdue principal and interest on the Note shall, to the extent permitted by applicable law, bear interest at the rate of 12.00% per annum. All payments of both principal and interest shall be made at the address of the Holder hereof as it appears in the books and records of the Company or at such other place as may be designated by the Holder hereof in writing to Company.

1.2              Optional Redemption in Cash. Commencing on the first anniversary of this Note, and at all times thereafter, the Company will have the option of prepaying this Note (“Optional Redemption”) by paying to the Holder a sum of money equal to one hundred percent (100%) of the principal amount of this Note together with accrued but unpaid interest thereon and any and all other sums due, accrued or payable to the Holder arising under this Note (the “Redemption Amount”) outstanding on the day written notice of redemption (the “Notice of Redemption”) is given to the Holder. The Notice of Redemption shall specify the date for such Optional Redemption (the “Redemption Payment Date”) which date shall be seven (7) business days after the date of the Notice of Redemption (the “Redemption Period”). The Redemption Amount shall be determined as if such Holder’s conversion elections had been completed immediately prior to the date of the Notice of Redemption. On the Redemption Payment Date, the Redemption Amount must be paid in good funds to the Holder. In the event the Company fails to pay the Redemption Amount on the Redemption Payment Date as set forth herein, then such Redemption Notice will be null and void.

Article II

MANDATORY CONVERSION

2.1              Mandatory Conversion Upon IPO. Immediately upon completion of an initial public offering of the Company’s securities (an “IPO”), the entire principal amount of and accrued interest on this Note shall be automatically converted into a number of shares of the Company’s Common Stock (the “Shares”) equal to the quotient obtained by dividing (i) the entire principal amount of this Note plus accrued interest, by (ii) a conversion price equal to seventy (70%) percent of the price at which the Company’s Common Stock is first issued to the public in an IPO.

Article III

EVENTS OF DEFAULT

Upon the occurrence and continuance of an Event of Default beyond any applicable grace period, the Holder may make all sums of principal, interest and other fees then remaining unpaid hereon and all other amounts payable hereunder immediately due and payable.

The occurrence of any of the following events set forth in Sections 3.1 through 3.10, inclusive, is an “Event of Default”:

3.1              Failure to Pay Principal, Interest or other Fees. The Company fails to pay when due any installment of principal, interest or other fees hereon in accordance herewith, and in any such case, such failure shall continue for a period of ten (10) days following the date upon which any such payment was due.

3.2              Breach of Covenant. The Company breaches any covenant or any other term or condition of this Note in any material respect, and, in any such case, such breach, if subject to cure, continues for a period of fifteen (15) days after the occurrence thereof.

2

3.3              Breach of Representations and Warranties. Any representation or warranty made by the Company in this Note, shall be false or misleading in any material respect on the date that such representation or warranty was made or deemed made.

3.4              Receiver or Trustee. The Company shall make an assignment for the benefit of creditors, or apply for or consent to the appointment of a receiver or trustee for it or for a substantial part of its property or business; or such a receiver or trustee shall otherwise be appointed.

3.5              Judgments. Any money judgment, writ or similar final process shall be entered or filed against the Company or any of their respective property or other assets for more than $500,000, and shall remain unvacated, unbonded or unstayed for a period of thirty (30) days.

3.6              Bankruptcy. Bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings or relief under any bankruptcy law or any law for the relief of debtors shall be instituted by or against the Company.

3.7              Sale of Assets. The Company shall close on any transaction or series of related transactions pursuant to which more than 80% of the Company’s outstanding shares are sold to a third party Company in a merger or sale transaction (excluding private placements of newly issued shares), or upon the transfer, disposition or sale of all or substantially all of the assets of the Company to anyone without the approval of the holders of a majority of the Principal Amount of Notes.

3.8              Defaults. A default by the Company with respect to any other indebtedness in excess of $500,000.

DEFAULT RELATED PROVISIONS

3.9              Default Interest Rate. Following the occurrence and during the continuance of an Event of Default, interest on this Note shall automaticallyincrease to twelve (12%) percent, and all outstanding obligations under this Note, including unpaid interest, shall continue to accrue interest from the date of such Event of Default at such interest rate applicable to such obligations until such Event of Default is cured or waived.

3.10          Cumulative Remedies. The remedies under this Note shall be cumulative.

Article IV

MISCELLANEOUS

4.1              Failure or Indulgence Not Waiver. No failure or delay on the part of the Holder hereof in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege. All rights and remedies existing hereunder are cumulative to, and not exclusive of, any rights or remedies otherwise available.

3

4.2              Notices. Any notice herein required or permitted to be given shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party notified, (b) when sent by confirmed telex or facsimile if sent during normal business hours of the recipient, if not, then on the next business day, (c) five days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the Company at the address provided in the Purchase Agreement executed in connection herewith, and to the Holder at the address provided in the Purchase Agreement for such Holder, such other address as the Company or the Holder may designate by ten days advance written notice to the other parties hereto.

4.3              Amendment Provision. This Note is one in a series of similar convertible term notes issued pursuant to the Securities Purchase Agreement dated as of September 16, 2013 (the “Purchase Agreement”) by and between the Company and the purchasers identified on the signature page thereof (the “Purchasers”). Any term of this Note may be amended, supplemented or waived upon the consent of the holders of a majority of the Principal Amount of Notes and such amendment, supplement or waiver shall be binding upon all Purchasers including the Holder, whether or not the Holder has consented to such amendment, supplement or waiver. The term “Note” and all reference thereto, as used throughout this instrument, shall mean this instrument as originally executed, or if later amended or supplemented, then as so amended or supplemented.

4.4              Assignability. This Note shall be binding upon the Company and its successors and assigns, and shall inure to the benefit of the Holder and its successors and assigns, and may be assigned by the Holder in accordance with the requirements of this Section 4.4. This Note shall not be assigned by the Company without the consent of the Holder. This Note may be transferred on the books of the Company by the registered Holder hereof, or by Holder’s attorney duly authorized in writing, only upon (i) delivery to the Company of a duly executed assignment of the Note, or part thereof, to the proposed new Holder, along with a current notation of the amount of payments received and net Principal Amount yet unfunded, and presentment of such Note to the Company for issue of a replacement Note, or Notes, in the name of the new Holder, (ii) the designation by the new Holder of such new Holder’s agent(s) for notice, such agent(s) to be the sole party(ies) to whom Company shall be required to provide notice when required hereunder and who shall be the sole party(ies) authorized to represent the new Holder(s) in regard to modification or waivers under this Note or the Purchase Agreement; and any action, consent or waiver, (other than a compromise of principal and interest), when given or taken by the new Holder’s agent(s) for notice, shall be deemed to be the action of the new Holder, as such holders are recorded on the books of the Company, and (iii) compliance with the Securities Act of 1933, as amended, and all other applicable state and federal securities laws.

4.5              Governing Law. This Note shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts to be wholly-performed within said State, and without regard to the conflicts of laws principles thereof.

4.6              Maximum Payments. Nothing contained herein shall be deemed to establish or require the payment of a rate of interest or other charges in excess of the maximum permitted by applicable law. In the event that the rate of interest required to be paid or other charges hereunder exceed the maximum permitted by such law, any payments in excess of such maximum shall be credited against amounts owed by the Company to the Holder and thus refunded to the Company.

4

4.7              Construction. Each party acknowledges that its legal counsel participated in the preparation of this Note and, therefore, stipulates that the rule of construction that ambiguities are to be resolved against the drafting party shall not be applied in the interpretation of this Note to favor any party against the other.

4.8              Cost of Collection. If default is made in the payment of this Note, the Company shall pay to Holder reasonable costs of collection, including reasonable attorney’s fees.

Article V

REPRESENTATIONS AND WARRANTIES OF THE HOLDER

The Holder hereby represents and warrants to the Company as follows:

5.1              Requisite Power and Authority. The Holder has all necessary power and authority under all applicable provisions of law to execute and deliver this Agreement and to carry out its provisions. All corporate action on Holder's part required for the lawful execution and delivery of this Agreement has been or will be effectively be taken prior to the Closing. Upon its execution and delivery, this Agreement will be a valid and binding obligation of Holder, enforceable in accordance with its terms.

5.2              Investment Representations. Holder understands that the Shares are being offered and sold pursuant to an exemption from registration contained in the Securities Act of 1933, as amended (the “Securities Act”), based in part upon Holder's representations including, without limitation, that the Holder is an "accredited investor" within the meaning of Regulation D under the Securities Act. The Holder confirms that it has received or has had full access to all the information it considers necessary or appropriate to make an informed investment decision with respect to the Note and the Shares to be acquired by it upon the conversion of the Note. The Holder further confirms that it has had an opportunity to ask questions and receive answers from the Company regarding the Company's business, management and financial affairs and the terms and conditions of this Note, and the Shares and to obtain additional information necessary to verify any information furnished to the Holder or to which the Holder had access.

5.3              Holder Bears Economic Risk. The Holder has substantial experience in evaluating and investing in private placement transactions of securities in companies similar to the Company so that it is capable of evaluating the merits and risks of its investment in the Company. The Holder understands that it must bear the economic risk of this investment until the Shares are sold pursuant to: (i) an effective registration statement under the Securities Act; or (ii) an exemption from registration is available with respect to such sale.

5

5.4              Acquisition for Own Account. The Holder is acquiring the Note and the Shares for the Holder's own account for investment only, and not as a nominee or agent and not with a view towards or for resale in connection with their distribution.

5.5              Accredited Investor. Holder represents that it is an accredited investor within the meaning of Regulation D under the Securities Act.

5.6              Use of Funds. The Company agrees that it will use the proceeds of the sale of the Note for general working capital purposes only, including repayment of other existing indebtedness of Company or its subsidiaries.

5.7              Resales. Holder understands that any resale of the Shares must comply with the resale provisions of Rule 144 and removal of the restrictive legends shall require a legal opinion necessary from counsel to the Company. Resales under Rule 144 are subject to any lock-up period pursuant to Section 6.3 hereof.

Article VI

COVENANTS OF THE HOLDER

The Holder covenants and agrees with the Company as follows:

6.1              Confidentiality. The Holder agrees that it will not disclose, and will not include in any public announcement, the name of the Company, unless expressly agreed to by the Company or unless and until such disclosure is required by law or applicable regulation, and then only to the extent of such requirement.

6.2              Non-Public Information. The Holder agrees not to effect any sales in the shares of the Company's Common Stock while in possession of material, non-public information regarding the Company if such sales would violate applicable securities law.

6.3              Lock-Up. If requested by the Company and any underwriter engaged by the Company, Holder shall not sell or otherwise transfer or dispose of any Shares (including, without limitation, pursuant to Rule 144 under the Securities Act) for such period following the effective date of any registration statement of the Company filed under the Securities Act as the Company or such underwriter shall specify reasonably and in good faith, not to exceed 180 days in the case of the Company’s IPO or 90 days in the case of any other public offering.

[Balance of page intentionally left blank; signature page follows.]

6

IN WITNESS WHEREOF, intending to be legally bound thereby, the parties have caused this Note to be signed in their names effective as of this __ day of [month], 2013.

COMPANY: ARMADA WATER ASSETS, INC.

By:
Name:
Title:

HOLDER: [insert name of Purchaser]

By:
Name:
Title:

7